UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2023

PROVENTION BIO, INC.

Commission File Number: 001-38552

Delaware	81-5245912
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

55 Broad Street, 2nd Floor
Red Bank, New Jersey	07701
(Address of principal executive offices)	(Zip Code)

(908) 336-0360

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PRVB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

In accordance with Instruction No. 2 to Item 5.02 of Form 8-K, Provention Bio, Inc. (the “Company”) is filing this Amendment No. 1 to Current Report on Form 8-K/A (the “Amendment Filing”) to amend the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on January 5, 2023 (the “Original Filing”). Except as expressly set forth herein, this Amendment Filing does not amend, modify or update the disclosures contained in the Original Filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported in the Original Filing, on January 3, 2023 the Board of Directors (the “Board”) of the Company appointed Rita Jain to the Board. Committee assignments for Dr. Jain were not determined as of filing of the Original Filing.

On February 14, 2023, upon recommendation of the Nominating and Corporate Governance Committee of the Board, the Board appointed Dr. Jain to its Audit Committee, effective immediately. Following the appointment, the membership of the Audit Committee consists of: Avery Catlin (chair), Wayne Pisano and Dr. Jain.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2023

Provention Bio, Inc.

By:	/s/ Thierry Chauche
Thierry Chauche
Chief Financial Officer